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                                                                   EXHIBIT 23.7


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form
S-8, No. 333-     ) of Urohealth Systems, Inc. for the registration of 166,016 shares of its Common Stock of our report dated August 8, 1996, except Note K as to which the date is August 14, 1996, with respect to the consolidated financial statements of Richard-Allan Medical Industries, Inc. included in the Company's Form 8-K/A, filed with the Securities and Exchange Commission on September 26, 1996.


                                                /s/ ERNST & YOUNG LLP
                                                ------------------------------
                                                    Ernst & Young LLP


Kalamazoo, Michigan
April 30, 1997